5 STARLIVING ONLINE, INC.


                                 PROXY STATEMENT

                         SPECIAL MEETING OF SHAREHOLDERS
                                 August 17, 2001


                    PROXY SOLICITED BY THE BOARD OF DIRECTORS



         This proxy statement is furnished to holders of the common stock of 5 Starliving Online, Inc., (the "Company") in connection with the solicitation by the Board of Directors of proxies for use at the special meeting of shareholders to be held on the 17th day of August, 2001, and at all adjournments thereof, for the purpose of voting on the merger with Viral Genetics, Inc. and the change of name to Viral Genetics, Inc.

         Holders of outstanding stock of record at the close of business on August 1, 2001, are entitled to vote at the meeting and to cast one vote for each share held. The outstanding voting securities of the company, as of July 15, 2001, consists of 8,035,693 shares.

         This Proxy Statement and form of proxy are being mailed to the shareholders of 5 Starliving Online, Inc. on or about August 7, 2001.

         The costs of this solicitation of proxies shall be born by 5 Starliving Online, Inc.


               INTERESTS OF PERSONS IN THE MATTER TO BE ACTED UPON

         Paul Hayward, President of the Company, is the holder of 1,000,000 shares of common stock of the Company, and, after the merger, will be a member of the Board of Directors and Treasurer.


               PRINCIPAL SHAREHOLDERS OF 5 STARLIVING ONLINE, INC.

         The company knows of no person who was the beneficial owner of more than 5% of the company's voting securities, and all of these securities were held for more than the past two years, except as follows:

Name of Beneficial Owner              Number of Shares            % of Ownership
------------------------              ----------------            --------------

Paul Hayward                             1,000,000                      13%
10-1917 W. 4th Ave
Vancouver, Canada

Upshaw Investment, Inc.                    375,000                       5%
Roveant House
Box N529
Nassau, Bahamas

Chantal Gibson                             380,000                       5%
202-1072-4 Nakashimoud
Japan

Eileen Hayward                             390,000                       5%
52 Pannal Ash Rd
Yorkshire, England

Dilshand Maherali                          375,000                       5%
4708 Shepard St.
Burnby, Canada

Mola Investments Ltd                       390,000                       5%
9 Burrard St
St. Heller, Jersey

Quadra Investments, Ltd.                   385,000                       5%
Oxford House, Commercial Road
St. Helier, Channel Islands

Directors and Officers                   1,000,000                      13%
as a group


               OFFICERS AND DIRECTORS OF 5 STARLIVING ONLINE, INC.

         The officers and directors of 5 Starliving Online, Inc. are as follows. There was no audit, compensation, nominating or any other committee of the Board of Directors.

Name                         Age                  Position
----                         ---                  --------
Paul Hayward                  53                  President, Secretary, Director

         Paul Hayward, Mr. Hayward is the President, Secretary and a Director of the Company. From 1994 to 1997 he was investor relations counsel to Datotech Systems, Inc. and from 1997 to 1998 he was investor relations counsel to Europa Resources, Inc. Since 1998 he has been involved with this Company on a full time basis.


               EXECUTIVE COMPENSATION OF 5 STARLIVING ONLINE, INC.

         There were no officers or directors that received compensation in excess of $60,000 or more during the last year. There is no bonus, profit sharing, pension, retirement or any other compensation plan for any officer or director of the company.


                          FUTURE STOCKHOLDER PROPOSALS

         The next annual meeting of the stockholders of the company is expected to be held in June, 2002. If any stockholder intends to present a proposal at the 2002 meeting and wishes the proposal to be included in the proxy material the holder must submit the proposal to the company, in writing by April 15, 2002.


                   VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL

         The Board of Directors has fixed the close of business on August 1, 2001 as the record date. Only holders of record of shares on the record date are entitled to notice of and to vote at the meeting. There are 8,035,693 shares outstanding and entitled to vote held by approximately 37 shareholders.

         Each holder is entitled to cast one vote per share. The presence, in person or by proxy of the holders of a majority of the outstanding shares is necessary to constitute a quorum. The affirmative vote, in person or by proxy, of the holders of a majority of the shares is required to hold the meeting.


                        RIGHTS OF DISSENTING SHAREHOLDERS

         All holders of outstanding shares of common stock of the company have the right under Delaware Statutes to dissent from the Exchange and to obtain the fair value of their shares. Any shareholder seeking to exercise his rights must follow the procedure specified in the Delaware Statutes.

         A shareholder may assert dissenters' rights only as to all of the shares registered in his or her name unless the shareholder dissents with respect to all of the shares which are beneficially owned by another person but registered in the name of the shareholder and discloses the name and address of each beneficial owner on whose behalf the shareholder dissents. In that event, the rights of the dissenter shall be determined as if the shares as to which the shareholder has dissented and the other shares were registered in the names of different shareholders. Shareholders who have the right to exercise dissenters' rights and obtain payment for their shares do not have a right at law or in equity to have the proposed action at the special meting set aside or rescinded, except when the action is fraudulent with regard to the shareholder or the corporation.

         A shareholder that desires to dissent must give written notice to 5 Starliving Online, Inc., 8717 16th Avenue West, Seattle, Washington 98116.


                        MERGER WITH VIRAL GENETICS, INC.

         The Board of Directors has entered into an agreement with Viral Genetics, Inc., a California Corporation and its shareholders for a merger. A copy of the agreement is attached to this Proxy Statement as Appendix A. Under the terms of the agreement 51% of the issued and outstanding shares of Viral Genetics, Inc. will be transferred to the Company in exchange for 18,750,580 common shares of 5 Starliving Online, Inc.. In addition there is an option agreement where 5 Starliving Online, Inc. may acquire the remaining 49% of the issued and outstanding shares of Viral Genetics, Inc. The holder of a Viral Genetics, Inc. share may tender his share at any time up to one year for
0.2993197 shares of 5 Starliving Online shares. 5 Starliving Online, Inc. may exercise its option to convert shares of Viral Genetics, Inc. at any time after the price of the stock of 5 Starliving Online, Inc. is $5.00 or more for 30 days, at the rate of 1 share of Viral Genetics, Inc. for 0.2993197 shares of 5 Starliving Online, Inc.

         The present shareholders of 5 Starliving Online, Inc. will retain their shares, and will hold the same number of shares after the merger as before the merger. If the merger is approved and the name is changed the shareholders will be asked to exchange their shares for certificates with the new name.

         The merger is intended to be a tax free exchange of shares, within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986. Each shareholder should consult his or her tax advisor to determine whether or not to report anything on the next tax return.

         There are some conditions to the merger: there be no change in the share structure of both companies, that no additional debt be incurred other than in the usual course of business for either company, the present businesses will be preserved; and there will be no new liabilities or litigation in either company.

         The 18,750,580 shares to be issued to Viral Genetics, Inc. will be restricted shares. There is no agreement or understanding as to future sales of these shares, the filing of a registration statement regarding these shares, or future distribution of the shares to the present shareholders of Viral Genetics, Inc.

         The 8,035,693 shares now outstanding will remain outstanding after the merger, and, added to the 18,750,580 shares to be issued to the shareholders of Viral Genetics, Inc. will make a total of 26,786,272 shares of 5 Starliving, Inc. shares outstanding after the merger. The 18,750,580 held by the shareholders of Viral Genetics, Inc. will represent 70% of the total outstanding shares of 5 Starliving, Inc.

         The 38,250,000 shares of Viral Genetics, Inc. acquired as a result of the merger by 5 Starliving Online, Inc. will represent 51% of the outstanding shares of Viral Genetics, Inc. The Agreement provides that Viral Genetics, Inc. will not issue any additional shares for one year from the date of the Agreement, April 20, 2001.

         Peter Rebmann, who is a German fund manager and a shareholder of 5 Starliving Online, Inc., in early March, 2001, became aware of Viral Genetics, Inc. in the course of that company's fund raising activities. Mr. Rebmann contacted Viral Genetics, Inc. and requested additional information, indicating that he was aware of a publicly traded company looking for a new line of business to enter. After reviewing the Viral Genetics business plan he contacted the management of 5 Starliving and proposed a potential union of the two companies. Management of 5 Starliving met with Viral Genetics management in early April, 2001 in Los Angeles and they reached a general understanding. On April 20, 2001 a definitive agreement between the companies was executed.

         Management of 5 Starliving seeks to increase shareholder value following the demise of its e-commerce business. Management of Viral Genetics seeks access to the capital markets as a potential alternative for further capital raising activities.


                                   Accounting

         The merger will be treated as a reverse merger. This means that Viral Genetics, Inc. will be owned by 5 Starliving Online, Inc., but that Viral Genetics, Inc. will be the operating company. Legally the corporate structure will be that of 5 Starliving Online, Inc. For accounting purposes the surviving entity will be Viral Genetics, Inc. because it will be the operating entity.

         Both corporations have received letters from their auditors that state that because both companies have had either no revenue, or limited revenue, there is substantial doubt that either can continue as a going concern. Both companies are dependent on their ability to meet future financing requirements.

                Selected Financial Data 5 Starliving Online, Inc.

                                    Fiscal Years Ended May 31,
                                       2000            1999
                                       ----            ----
Income Statement Data
   Net Sales                       $        --     $        --
   Net Income (loss)               $(1,882,941)    $   (19,822)
Per Share Data
Net Income (loss)                  $      (.31)    $      (.01)



                                           As of May 31,
                                       2000            1999
                                       ----            ----
Balance Sheet Data
   Total Assets                    $    57,136     $    40,178
   Total Liabilities               $   154,959     $        --
   Stockholders' Equity (Deficit)  $   (97,823)    $    40,178



                  Selected Financial Data Viral Genetics, Inc.

                                          Fiscal Years Ended December 31,
                                          -------------------------------
                                       2000            1999             1998
                                       ----            ----             ----
Income Statement Data
   Net Sales                       $   347,750     $        --     $         --
   Net Income (loss)               $(2,185,117)    $(1,103,024)    $   (805,009)
Per Share Data
Net Income (loss)                  $      (.03)    $      (.02)    $       (.01)



                                                As of December 31,
                                                       2000
                                                       ----
Balance Sheet Data
   Total Assets                                    $ 5,879,559
   Total Liabilities                               $ 8,404,170
   Stockholders' Equity (Deficit)                  $(2,524,611)



                            5 Starliving Online, Inc

         5 Star Living Online, Inc. was first incorporated in the State of Delaware as Hitech investment, Inc. on June 8, 1998. The name was changed to the present name by amendment on April 22, 1999.

         5 Star living Online, Inc. owns and operates a web site on the Internet, the address is 5 starliving.com. The web site is designed to meet the unique needs and tastes of the international affluent consumer. The intent of the Company is to have an international presence and not be confined to North America for its clientele.

         The web site has three categories: Showcase, Auctions and The Art of Living.

         Showcase lists goods, items and services on offer. These would typically be unique "one of a kind" automobiles, luxury real estate, exclusive watercraft, planes, fine art, deluxe goods for personal consumption, jewelry and watches, specialty items and services. The client wishing to sell such an item transmits images and a description to the Company. The technical and advertising staff polish up the image and the verbiage and post the material in the appropriate section of the web site, once client approval is received. The browser on the web site, if interested in the item, clicks More Information and will fill out a short e mail request. This request is passed on by the Company to the listing client who can then be in direct contact with the interested party. Preliminary anonymity can be retained. The Company will have completed the introduction.

         Auction display articles being offered at auction and what reserve prices, if any, are in place. The More Information feature will give the a prospective bidder the ability to receive more in depth information and details of the item being offered. The mechanics and verification of funds aspects of this facility are contracted out by the Company.

         The Art of Living is an information component where news and articles on various aspects of the international affluent lifestyle are featured. Reviews of hotels, resorts, consumer items, fashion shows and like material are published for general consumption and comment. This portion affords advertisers who wish to be considered by the wealthy consumer an opportunity to strategically advertise their wares to a qualified audience.

         The Company has devoted all of its efforts to establish its web site as a profitable business. However, the timing was not good because just as the Company launched its web site most internet businesses have languished, and the internet, e-commerce and dot-com business have suffered, not allowing the Company's website to generate revenue. The web site has never been fully operational, and it has been abandoned.

                                   Stock Price

         The following table sets forth for the periods indicated the range of high and low closing bid quotations per share as reported by the over-the-counter market. These quotations represent inter-dealer prices, without retail markups, markdowns or commissions and may not necessarily represent actual transactions.

                                                            Price per Share
                                                            ---------------
                                                            High        Low
                                                            ----       ----

Fiscal year 2000
         First Quarter (January 1, 2000                     $9.00      $7.50
         through March 31, 2000)

         Second Quarter (April 1, 2000                      $9.00      $4.75
         through June 30, 2000)

         Third Quarter (July 1, 2000                        $5.00      $1.60
         through September 30, 2000)

         Fourth Quarter (October 1, 2000
         through December 31, 2000)                         $2.10      $ .75

Fiscal year 2001
         First Quarter (January 1, 2001
         through March 31, 2001)                            $3.20      $1.10

         Second Quarter (April 1, 2001
         through June 30, 2001)                             $3.30      $1.00


                              Viral Genetics, Inc.

         Viral Genetics, Inc.. is a California corporation, incorporated in 1995. It has its office at 905 Mission Street, South Pasadena, California. Viral Genetics, Inc. is a research stage, pre commercialization pharmaceutical company. It is a privately held corporation with 42 shareholders. All shares were issued privately, and there is no trading market for its shares.

         Viral Genetics, Inc. was founded in 1995 to discover, develop, and commercialize therapeutic and diagnostic systems for the treatment of viral diseases. Viral Genetics' core technology revolves around a biologically active linear protein, Thymus Nuclear Protein (TNP), first discovered by Dr. Harry Zhabilov MD, Ph.D. A native Bulgarian, Dr. Zhabilov now resides in the United States, and he has had extensive research experience in the immunotherapy of cancer and HIV/AIDS infections. Between 1971 and 1992, Dr. Zhabilov was head of the Autoimmune Disease Research Laboratory at the Medical Academy of Sofia, Bulgaria. It was through Dr. Zhabilov's early work with autoimmune modulation in the treatment of various cancers that the concept of the Thymus Nuclear Protein
(TNP) product was born.

         There was an agreement made with Therapeutic Genetics, Inc. to acquire all rights to all uses of TNP, including all patents, for $5,000,000. Viral Genetics, Inc. gave a promissory note for the amount, which includes interest at 5% per year, and provides for a royalty payment of 5% of gross sales for the life of the patents.

         There have been process and use patents issued for TNP as follows:

         Australia                  10/19/00                #721463
         Eurasia                      7/4/00                #001100
         Israel                       1/5/96                #118103/5
         New Zealand                 3/17/99                #308708
         South Africa                 2/6/97                #96/3474

The Company also has pending process and use applications in Argentina, Brazil, Bulgaria, Canada, China, European Community, Hong Kong, Japan, and the United States. The application in the United States was filed in May, 1995. Management first decided not to file a patent application in Mexico because of concerns over security, the lack of sufficient technical expertise in Mexico to pose a significant risk to the company's intellectual rights, and to avoid the expense of patent filings in general. It has since been decided to file an application, though a target date has not been set.

         To date, Viral Genetics' main focus has been the development of a treatment to stop the progression of the Human Immunodeficiency Virus (HIV), which is the causative agent in AIDS. Based on Thymus Nuclear Protein's proposed mechanism of action and the results of preliminary human clinical testing, the Company believes TNP may also be useful as a treatment for active Herpes Simplex infections (genital herpes).

         A general description of the treatment is that patients are given deep intra-muscular injections of TNP solution on two consecutive days, once per week for eight weeks, for a total of sixteen injections. Certain patients have been given a single booster injection twelve months after the initial cycle of treatment.

         Viral Genetics' Inc. has conducted three offshore human clinical trials, two in Mexico and one in Bulgaria. All three trials were conducted in HIV infected and fulminant AIDS patients. The most recent human clinical trial was completed in ten (10) HIV infected and fulminant AIDS patients who had developed resistance to Multi Drug Cocktail Therapies.

         The first Mexican human clinical trial in March, 1996 consisted of 18 patients, administered TNP at 0.05 mg per kg body weight, biweekly for a total of 8 weeks. This study was conducted in a single masked fashion with the study patients aware of their respective treatment received, however, the independent laboratory that generated the quantitative laboratory results was masked and was unaware of the patient treatment codes.

         The treatment group was given a series of tests before and after the Thymus Nuclear Protein was administered. These tests were designed to quantitate the progression of the amount of HIV/AIDS infection in each patient at any given period of time.

         After completion of treatment, these patients were followed for 18 months. Overall, these human subjects demonstrated no significant adverse effects by physical exam, subjective complaints, routine blood chemistries, or by immunologic or virologic markers at up to 18 months post treatment.

         In the second study, from June, 1996 to January, 1997, twenty of thirty study subjects were each injected intramuscularly (IM) with 1.0 ml of Thymus Nuclear Protein solution with the remaining ten given standard Multi-Drug Antiviral Cocktails. Each subject in the first group received an injection containing 2 mg/ ml of Thymus Nuclear Protein. These subjects received two injections per week, on two consecutive days for a period of eight weeks for a total of sixteen intra-muscular injections. Systemic Variables that were measured included a complete blood count (CBC), standard Chem 7, liver panel, and serum amylase. Furthermore, blood analysis of T-lymphocyte CD3, CD4, CD8, were followed. Quantitative antibodies against HIV-1 by ELISA, levels of P24 core antigen, quantitative HIV-1 RNA levels in plasma by PCR, quantitative HIV-1 infectious units of virus in peripheral blood mononuclear cells (PBMCs) and quantitative HIV-1 infectious units of virus in blood plasma were also evaluated.

         Overall, those subjects treated with TNP demonstrated no significant adverse effects by physical exam, subjective complaints, routine blood chemistries, or by immunologic or virologic markers at up to 9 months post treatment. The patients who received standard anti-retroviral therapy experienced the usual adverse effects associated with these treatments.

         Two of the ten (2/10) patients in the anti-retroviral group (not treated with TNP) developed intolerance to the medications, and within six months of study initiation, these two patients expired.

         For the TNP treatment patients, there were only transient superficial side effects during the treatment period, which completely disappeared upon the completion of the dosing phase of the study.

         The third test began on September 8, 1999 when Viral Genetics' started a human safety and efficacy clinical trial at the IMSS hospital in Monterrey, Mexico. In this trial, the physician was unmasked, but the testing laboratory was masked. The Mexican Ministry of Health approved this trial and the study was carried out in accordance with Good Clinical Practices and was subject to Institutional Review Board Approvals. The patients were entered into this study only after they had clearly understood, and signed individual Informed Consent Forms and Bill of Rights Forms. In addition, patients qualified to participate in this study after completing the Inclusion/ Exclusion Criteria of the study protocol.

         Pretreatment and post-treatment evaluations in all patients included patient history and physical examination, blood chemistries comprising a complete blood count (CBC), standard Chem 7. Furthermore, blood analysis of T-lymphocyte CD3, CD4, and CD8 was followed. Quantitative levels of P24 core antigen, quantitative HIV-1 RNA levels in plasma by PCR and quantitative HIV-1 infectious units of virus in peripheral blood mononuclear cells (PBMCs) were also evaluated.

         Ten (10) HIV infected and fulminant AIDS and HIV patients who had developed resistance to Multi Drug Cocktail Therapies were each injected intramuscularly (IM) with 1.0 ml of Thymus Nuclear Protein solution. The subjects received two injections per week, on two consecutive days for a period of eight weeks for a total of sixteen intra-muscular administered TNP injections at 0.10 mg per kg. body weight.

         Overall, these ten fulminant AIDS and HIV patients who were experiencing severe weight loss before treatment, started to gain weight upon treatment with TNP, and demonstrated no significant adverse effects by physical exam, subjective complaints, routine blood chemistries, or by immunologic or virologic markers at up to 12 months post treatment.

         For the TNP treatment patients, there were only transient superficial side effects during the treatment period, which completely disappeared upon the completion of the dosing phase of the study.

         Analysis of the various data collected from the three studies has provided Viral Genetics with enough optimism to justify proceeding beyond the pure research stage and toward commercialization. However, in order to provide meaningful and scientifically sound judgments as to the efficacy of the product, further study and additional follow up is required.

         Viral Genetics, Inc. will need further studies before it is able to use the treatment commercially, the present plan is:

    i. 20 to 30 salvage (patients not responding to existing treatments) Patient Phase I/II study in the US upon receipt of US FDA approval - expected within the next 6-12 Months. The cost is estimated to be $300,000;

    ii. 20 to 30 salvage Patient Phase I/II study (patients not responding to existing treatments) in Canada upon receipt of Canadian Ministry of Health approval - expected within the next 6-12 Months. The cost is estimated to be $300,000;

    iii. 30-100 patient clinical trials in India, Thailand, South Africa, Russia and Congo. Presently engaged in the development of the Clinical Protocols for these studies. The next step is to secure acceptance and approval to commence the studies - expected within 6-12 months. The cost is estimated to be $1,000,000 per country for 100 Patient study.

        Viral Genetics intends to apply for US FDA approval. The timing and success of this will very much depend on the outcome of the 20-30 salvage patient study (mentioned in i above ). If the results of the small study in the US reproduce the results that Viral Genetics generated in Mexico, the company will embark on a number of US clinical studies to get approval for an HIV product that will have indications for the treatment of salvage patients who are not responding to existing anti-viral medications. Viral Genetics will embark on a similar approach in Canada. At the present time we do not have pending applications for approval in the US.

         The general requirements for commercial development of TNP, including regulatory approvals and financial requirements are:

* a GMP (Good Manufacturing Practice) manufacturing facility capable of manufacturing the TNP raw material - capital cost approximately $1.5 to 2 million;
* generation of Animal Safety data on TNP. Company has acute and sub acute animal safety data from rats, mice and rabbits. May need to generate chronic animal safety data (Carcinogenicity, Mutogenicty, etc.) Estimated cost = $10 to $15 million;
* generation of limited Human safety data on TNP ("Phase I Safety"). Three Phase I safety studies have been conducted, 2 in Mexico and 1 in Bulgaria. Completed. If data not accepted and needs to be duplicated, cost = $300,000;
* generation of limited Human Efficacy data on TNP ("Phase IIa"). The patients in the Phase I studies mentioned above were also evaluated for Efficacy utilizing state of the art indicators for HIV, including PCR and PBMC tests. Completed. If data not accepted and needs to be duplicated, cost = $300,000;
* generation of Human dose Escalation data on TNP ("Phase IIb"). This has not been completed. Cost = $450,000;
* generation of human safety and efficacy data on a larger population of patients ("Phase III"). This will happen in the future. The magnitude of the study will depend on the risk benefit ratio of TNP for the HIV population. Estimated cost = $5 to $10 million;
* manufacturing of TNP finished product. This will be contract manufactured at an FDA-approved GMP facility. Cost of process validation = $500,000 to $800,000.

         Currently Viral Genetics has no revenue. All anticipated revenue would be from sales to distributors in various countries. Management does anticipate sales after registration in foreign countries by the end of 2001, and within the USA by 2003-2004. Adjustments or returns would not be expected in the ordinary and usual course of business. Prior sources of revenue have been from potential distributors who have borne the cost of treatments used in clinical trials.


                                 CHANGE OF NAME

         The Company intends to change the name of the corporation to Viral Genetics, Inc.


                      OFFICERS AND DIRECTORS OF THE COMPANY

         The following information sets forth information as to the persons who will be Officers and Directors of Viral Genetics, Inc. after the merger and name change.

Name                            Age                Position
----                            ---                --------

Haig Keledjian                   40                Chairman, President, Director

Hampar Karageozian               61                CEO, Director

Dr. Harry Zhabilov               62                Director

Arthur Keledjian                 35                Director

Paul Hayward                     53                Treasurer, Director

         Haig Keledjian, Chairman and Director. Mr. Keledjian is an attorney, he has been in private practice since 1993, with emphasis in federal and state taxes.

         Hampar Karageozian, Director. Mr. Karageozian has a Bachelor of Science and Masters of Science from the American University of Beirut, a Masters of Science from Massachusetts Institute of Technology, and a MBA from the University of California, Irvine. He has been with ISTA Pharmaceuticals, Inc. as Senior Vice President of Discovery Research since 1994.

         Dr. Harry Zhabilov, Director. Dr. Zhabilov holds a Doctor of Science, Ph. D, and M.D. degrees from Sophia University in Bulgaria. He has been employed by Viral Genetics, Inc. since 1995. Dr. Zhabilov has no direct or indirect ownership in the Company, all ownership interests have been assigned to his children.

         Arthur Keledjian, Director. Mr. Keledjian has a degree of Bachelor of Science in Business Administration from California State University in Los Angeles, and has been employed by Farmers Insurance Group since 1988, and is presently District Manager.

         Paul Hayward, Treasurer and a Director. Mr. Hayward was employed from 1994 to 1997 as investor relations counsel to Datotech Systems, Inc. and from 1997 to 1998 he was investor relations counsel to Europa Resources, Inc. Since 1998 he has been President, Secretary and Director of 5 Starliving Online, Inc., and is a full time employee of 5 Starliving Online, Inc.


                        SECURITY OWNERSHIP OF THE COMPANY

         The following table sets forth information as to the owners of 5% or more of the voting securities, and officers and directors of the new company:

Name of Beneficial Owner              Number of Shares            % of Ownership
------------------------             ----------------             --------------
Haig Keledjian (1)                      11,250,348                     42%
905 Mission Street
South Pasadena, California

Hampar Karageozian                       3,750,116                     14%
905 Mission Street
South Pasadena, California

Dr. Alberto Osio                         1,368,792                      5%
905 Mission Street
South Pasadena, California

Paul Hayward                             1,000,000                      5%
10-1917 W. 4th Ave
Vancouver, Canada

All officers and
Directors as a group                     5,687,645                     18%

(1) Haig Keledjian is the beneficial owner of 937,529 shares and trustee for 10,312,819 shares in a variety of trusts. Of those shares held in trust 3,750,116 are for the benefit of his children, 1,406,295 shares are for the benefit of various family members, 3,750,116 shares are for the benefit of the children of Dr.Harry Zhabilov, and the remaining 1,406,293 shares are for the benefit of other unrelated parties.

================================================================================








                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                              FINANCIAL STATEMENTS
                                  MAY 31, 2000










                              WILLIAMS & WEBSTER PS
                          CERTIFIED PUBLIC ACCOUNTANTS
                        BANK OF AMERICA FINANCIAL CENTER
                           W 601 RIVERSIDE, SUITE 1940
                                SPOKANE, WA 99201
                                 (509) 838-5111








================================================================================

                            5 STARLIVING ONLINE, INC.

                                TABLE OF CONTENTS

                                  May 31, 2000



INDEPENDENT AUDITOR'S REPORT                                                  1


FINANCIAL STATEMENTS

         Balance Sheets                                                       2

         Statements of Operations                                             3

         Statement of Stockholders' Equity (Deficit)                          4

         Statements of Cash Flows                                             5


NOTES TO FINANCIAL STATEMENTS                                                 6

Board of Directors
5 Starliving Online, Inc.
Seattle, WA


                          INDEPENDENT AUDITOR'S REPORT
                          ----------------------------


We have audited the accompanying balance sheets of 5 Starliving Online, Inc. (a development stage enterprise), as of May 31, 2000 and 1999 and the related statements of operations, stockholders' equity (deficit) and cash flows for the year ended May 31, 2000, the period from June 8, 1998 (inception) to May 31, 1999, and the period June 8, 1998 (inception) to May 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of 5 Starliving Online, Inc. as of May 31, 2000 and 1999, and the results of its operations and its cash flows for the year ended May 31, 2000, the period from June 8, 1998 (inception) to May 31, 1999, and the period June 8, 1998 (inception) to May 31, 2000, in conformity with generally accepted accounting principles.

As discussed in Note 2, the Company has been in the development stage since its inception on June 8, 1998. Realization of a major portion of the assets is dependent upon the Company's ability to meet its future financing requirements, and the success of future operations. Management's plans regarding those matters also are described in Note 2. These factors raise substantial doubt about the Company's ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in Note 10 to the financial statements, certain errors concerning the valuation of stock and options issued for services resulting in the understatement of previously reported losses, accumulated deficit, additional paid in capital and stock options as of May 31, 2000 was discovered by management of the Company during the current year. Accordingly, the May 31, 2000 financial statements have been restated to correct these errors.



Williams & Webster, P.S.
CERTIFIED PUBLIC ACCOUNTANTS
Spokane, Washington

July 10, 2000 (except for Notes 10 and 11, as to which the date is July 25,
2001)

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                            May 31,         May 31,
                                                                             2000            1999
                                                                          (Restated)
                                                                          -----------     -----------
ASSETS
       CURRENT ASSETS
            Cash                                                          $    44,274     $    40,178
            Related party note receivable                                      12,862              --
                                                                          -----------     -----------
                 Total Current Assets                                          57,136          40,178
                                                                          -----------     -----------

            TOTAL ASSETS                                                  $    57,136     $    40,178
                                                                          ===========     ===========

LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

       CURRENT LIABILITIES
            Related party note payable                                    $   154,959     $        --
                                                                          -----------     -----------
                 Total Current Liabilities                                    154,959              --
                                                                          -----------     -----------
       COMMITMENTS AND CONTINGENCIES                                               --              --
                                                                          -----------     -----------
       STOCKHOLDERS' EQUITY (DEFICIT)
            Preferred stock, 20,000,000 shares authorized,
                 $0.0001 par value; no shares issued and outstanding               --              --
            Common stock, 80,000,000 shares authorized,
                 $0.0001 par value; 8,046,805 shares and
                 4,250,000 shares issued and outstanding, respectively            804             425
            Additional paid-in-capital                                        950,161          59,575
            Stock Options                                                     853,975              --
            Deficit accumulated during the development stage               (1,902,763)        (19,822)
                                                                          -----------     -----------
            TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                              (97,823)         40,178
                                                                          -----------     -----------
            TOTAL LIABILITIES AND
                 STOCKHOLDERS' EQUITY (DEFICIT)                           $    57,136     $    40,178
                                                                          ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                                                                   From
                                                  For             From            June 8,
                                                  the            June 8,           1998
                                                  Year            1998          (Inception)
                                                  Ended        (Inception)          to
                                                 May 31,           to             May 31,
                                                  2000           May 31,           2000
                                               (Restated)         1999          (Restated)
                                              ------------     -----------     -----------
REVENUES                                       $        --     $        --     $        --
                                               -----------     -----------     -----------
EXPENSES
      Salaries                                      16,000          14,229          30,229
      Compensation                                 890,964              --         890,964
      Consulting                                    92,044              --          92,044
      Filing fees                                    2,881           3,005           5,886
      Legal and professional                        47,692           2,000          49,692
      Office expense                                16,805              88          16,893
      Transfer agent                                 1,875             500           2,375
                                               -----------     -----------     -----------
           TOTAL EXPENSES                        1,068,261          19,822       1,088,083
                                               -----------     -----------     -----------

LOSS FROM OPERATIONS                            (1,068,261)        (19,822)     (1,088,083)

OTHER INCOME (EXPENSE):
      Interest income                                  363              --             363
      Interest expense                              (4,959)             --          (4,959)
      Financing expense                           (810,183)             --        (810,183)
      Miscellaneous income                              99              --              99
                                               -----------     -----------     -----------
           TOTAL OTHER INCOME                     (814,680)             --        (814,680)
                                               -----------     -----------     -----------
                                                                                         0
LOSS BEFORE INCOME TAXES                        (1,882,941)        (19,822)     (1,902,763)

INCOME TAXES                                            --              --              --
                                               -----------     -----------     -----------
NET LOSS                                       $(1,882,941)    $   (19,822)    $(1,902,763)
                                               ===========     ===========     ===========

      NET LOSS PER COMMON SHARE,
           BASIC AND DILUTED                   $     (0.31)    $     (0.01)    $     (0.43)
                                               ===========     ===========     ===========

      WEIGHTED AVERAGE NUMBER OF
           COMMON STOCK SHARES OUTSTANDING,
           BASIC AND DILUTED                     6,135,824       3,008,334       4,402,232
                                               ===========     ===========     ===========

    The accompanying notes are an integral part of the financial statements.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                   STATEMENT OF STOCKHOLDERS' EQUITY (DEFICIT)

                                                                                                       Deficit
                                                    Common Stock                                     Accumulated      Total
                                              ------------------------   Additional                  During the    Stockholders'
                                                 Number                    Paid-In        Stock      Development      Equity
                                               of Shares      Amount       Capital       Options        Stage       (Deficit)
                                              ----------   -----------   -----------   -----------   -----------   -----------
Issuance of common stock
       for cash at $.0025 per share               40,000   $         4   $        96   $        --   $        --    $       100

Issuance of common stock
       from sale of private placement
       for cash at $.0025 per share            3,960,000           396         9,504            --            --          9,900

Issuance of common stock
       from sale of private placement
       for cash at $.20 per share                250,000            25        49,975            --            --         50,000

Loss for period ending, May 31, 1999                  --            --            --            --       (19,822)       (19,822)
                                             -----------   -----------   -----------   -----------   -----------    -----------

Balance, May 31, 1999                          4,250,000           425        59,575            --       (19,822)        40,178

Issuance of common stock
       for services at $.19 per share
       in November 1999                        3,750,000           375       712,125            --            --        712,500

Issuance of common stock
       for services at $5.00 per share
       in February 2000                           35,693             4       178,461            --            --        178,465

Issuance of stock options                             --            --            --       853,975            --        853,975

Loss for year ending, May 31, 2000                    --            --            --            --    (1,882,941)    (1,882,941)
                                             -----------   -----------   -----------   -----------   -----------    -----------


Balance (deficit), May 31, 2000 (restated)     8,035,693   $       804   $   950,161   $   853,975   $(1,902,763)   $   (97,823)
                                             ===========   ===========   ===========   ===========   ===========    ===========

    The accompanying notes are an integral part of the financial statements.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

                                                                                                From
                                                                For             From           June 8,
                                                                the            June 8,          1998
                                                                Year          (Restated)     (Inception)
                                                                Ended        (Inception)         to
                                                                May 31,           to           May 31,
                                                                 2000           May 31,         2000
                                                               Restated          1999         Restated
                                                             -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                              $(1,882,941)    $   (19,822)    $(1,902,763)
       Payment of expenses from issuance of stock                890,964              --         890,964
       Payment of expenses from issuance of stock options        853,975              --         853,975
                                                             -----------     -----------     -----------
Net cash (used) in operating activities                         (138,002)        (19,822)       (157,824)
                                                             -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Increase in notes receivable                              (12,683)             --         (12,683)
                                                             -----------     -----------     -----------
Net cash used by investing activities                            (12,683)             --         (12,683)
                                                             -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from note payable                                154,959              --         154,959
       Proceeds from sale of common stock                             --          60,000          60,000
                                                             -----------     -----------     -----------
Net cash provided by financing activities                        154,959          60,000         214,959
                                                             -----------     -----------     -----------

Change in cash                                                     4,274          40,178          44,452

Cash, beginning of period                                         40,178              --              --
                                                             -----------     -----------     -----------

Cash, end of period                                          $    44,452     $    40,178     $    44,452
                                                             ===========     ===========     ===========
                                                                                             -----------
Supplemental disclosures:

       Interest paid                                         $        --     $        --     $        --
                                                             ===========     ===========     ===========
       Income taxes paid                                     $        --     $        --     $        --
                                                             ===========     ===========     ===========

Non-cash transactions:

       Issuance of stock options for expenses                $   853,975     $        --     $   853,975
       Issuance of common stock for compensation             $   890,964     $        --     $   890,964

    The accompanying notes are an integral part of the financial statements.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

5 Starliving Online, Inc., formerly HiTech Investment, Inc., (hereinafter "the Company"), was incorporated on June 8, 1998 under the laws of the State of Delaware for the purpose of pursuing certain high technology opportunities and alliances and to assist in the establishment and development of an internet electronic commerce venture. The Company is implementing the consumer, industrial and business to business purchasing network whereby companies will be able to introduce their products for sale via the Company's web-site address. The Company maintains offices in Seattle, Washington, and in Vancouver, British Columbia. The Company's fiscal year end is May 31.

On April 9, 1999 the Company amended its articles of incorporation to reflect the name change to 5 Starliving Online, Inc.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies is presented to assist in understanding the Company's financial statements. The financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the financial statements.

Accounting Method
The Company's financial statements are prepared using the accrual method of accounting.

Use of Estimates
The process of preparing financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions regarding certain types of assets, liabilities, revenues, and expenses. Such estimates primarily relate to unsettled transactions and events as of the date of the financial statements. Accordingly, upon settlement, actual results may differ from estimated amounts.

Development Stage Activities
The Company has been in the development stage since its formation in June 1998 and has not yet realized any revenues from its planned operations. It is primarily engaged in the pursuit of high technology opportunities and alliances for the establishment and development of an internet electronic commerce venture.

Cash and Cash Equivalents
For purposes of the Statement of Cash Flows, the Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Derivative Instruments
The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended by SFAS No. 137, "Accounting for Derivative Instruments and Hedging Activities - Deferral of the Effective Date of FASB No. 133", and SFAS No. 138, "Accounting for Certain Derivative Instruments and Certain Hedging Activities", which is effective for the Company as of January 1, 2001. This standard establishes accounting and reporting standards for derivative instruments, including certain derivative instruments embedded in other contracts, and for hedging activities. It requires that an entity recognize all derivatives as either assets or liabilities in the consolidated balance sheet and measure those instruments at fair value.

If certain conditions are met, a derivative may be specifically designated as a hedge, the objective of which is to match the timing of gain or loss recognition on the hedging derivative with the recognition of (i) the changes in the fair value of the hedged asset or liability that are attributable to the hedged risk or (ii) the earnings effect of the hedged forecasted transaction. For a derivative not designated as a hedging instrument, the gain or loss is recognized in income in the period of change.

Historically, the Company has not entered into derivatives contracts to hedge existing risks or for speculative purposes.

At May 31, 2000, the Company has not engaged in any transactions that would be considered derivative instruments or hedging activities.

Impaired Asset Policy
In March 1995, the Financial Accounting Standards Board issued a statement titled "Accounting for Impairment of Long-lived Assets." In complying with this standard, the Company reviews its long-lived assets quarterly to determine if any events or changes in circumstances have transpired which indicate that the carrying value of its assets may not be recoverable. The Company determines impairment by comparing the undiscounted future cash flows estimated to be generated by its assets to their respective carrying amounts.

The Company does not believe any adjustments are needed to the carrying value of its assets at May 31, 2000.

Compensated Absences
As the Company is still in the development stage, it currently does not have a policy regarding accruals of compensated absences. The Company intends to expense these costs as incurred.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Provision for Taxes
Income taxes are provided based upon the liability method of accounting pursuant to SFAS No. 109 "Accounting for Income Taxes." Under this approach, deferred income taxes are recorded to reflect the tax consequences on future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year end. A valuation allowance is recorded against deferred tax assets if management does not believe the Company has met the "more likely than not" standard imposed by SFAS No. 109 to allow recognition of such an asset.

At May 31, 2000, the Company had net deferred tax assets of approximately $650,000, principally arising from net operating loss carryforwards for income tax purposes, and stock and options issued for services. As management of the Company cannot determine that it is more likely than not that the Company will realize the benefit of the net deferred tax asset, a valuation allowance equal to the net deferred tax asset has been established at May 31, 2000.

At May 31, 2000, the Company has net operating loss carryforwards of approximately $155,000, which expire in the years 2019 through 2020. The Company recognized approximately $1,750,000 of losses for the issuance of common stock and stock options for services in 2000, which were not deductible for tax purposes.

Basic and Diluted Loss Per Share
Loss per share was computed by dividing the net loss by the weighted average number of shares outstanding during the period. The weighted average number of shares was calculated by taking the number of shares outstanding and weighting them by the amount of time that they were outstanding. Basic and diluted loss per share was the same, as there were no common stock equivalents outstanding. Outstanding options representing 500,000 shares as of May 31, 2000 have been excluded from the calculation of diluted loss per share as they would be antidilutive.

Employee and Non-Employee Stock Compensation
The Company values common stock issued to employees and other than employees for services, property and investments at the fair market value of the common stock, which is the closing price of Company stock on the day of issuance. If no trading occurred on that day, then the fair market value is the lower of the closing prices on the first previous day and the first following day on which the Company's stock was traded.

Going Concern
The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

As shown in the accompanying financial statements, the Company incurred a net loss of $138,381 for the year ended May 31, 2000 and had no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the commercial success of its internet electronic commerce venture. Management has plans to seek additional capital through a private placement of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


NOTE 3 - COMMON STOCK

During the period from June 8, 1998 (inception) to May 31, 1999, 4,250,000 shares of common stock were sold, (4,000,000 at $.0025 per share, and 250,000 at $.20 per share), under Regulation D, Rule 504.

On November 30, 1999, the Company entered into a management agreement, which provided specific services to the Company in exchange for 3,750,000 shares of the Company's common stock. These shares are restricted by Rule 144 of the Securities Act of 1933 and are restricted as to public transfer for a minimum period of one year. Of the total shares issued, 3,750,000 shares were issued to officers and directors of the Company. The fair market value of this stock at the time of issuance was $712,500, which was included in compensation expense.

On February 29, 2000, the Company entered into a consulting agreement that provided specific services to the Company in exchange for 35,693 shares of the Company's common stock. These shares are restricted by Rule 144 of the Securities Act of 1933 and are restricted as to public transfer for a minimum period of one year. The fair market value of this stock at the time of issuance was $178,465, which was included in consulting expenses.


NOTE 4 - PREFERRED STOCK

The Company's preferred stock has not been issued. The Company is authorized to issue 20,000,000 shares of $0.0001 par value preferred stock, which contains no voting privileges and is not entitled to accrued dividends or conversion into shares of the Company's common stock.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 5 - STOCK OPTIONS

In November 1999, the Company adopted a Stock Option Incentive Plan ("November 1999 Plan"). The plan allows management to grant up to 800,000 shares of common stock at its discretion.

In November 1999, management granted options from the November 1999 plan for 390,000 shares of common stock to Mola Investments Ltd. ("Mola") for strategic advisory and introduction services. These options are available for exercise at the sole discretion of Mola. The fair value of these options estimated on the grant date using the Black-Scholes Option Price Calculator was $43,792, which was included in consulting expenses.

In February 2000, the Company adopted a second Stock Option Incentive Plan ("February 2000 Plan"). This plan allows the Company to distribute up to 3,500 shares of common stock at the discretion of the board of directors. As of May 31, 2000, no shares had been distributed from this plan.

In March 2000, management granted options from the November 1999 Plan for 110,000 shares of common stock to Eileen Hayward for extension of notes payable. These options are available for exercise at the sole discretion of Ms. Hayward. See Note 6. The fair value of these options estimated on the grant date using the Black- Scholes Option Price Calculator was $810,183, which was included in financing expenses. (See Note 8.)

In the above Black-Scholes Option Price Calculations, the Company used the following assumptions to estimate fair value for the year ended May 31, 2000: the risk-free interest rate was five percent, volatility was 42.73%, the expected life of the options were five years, and there are no expected dividends.

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 5 - STOCK OPTIONS (CONTINUED)

Following is a summary of the stock options for the years ended May 31, 1999 and 2000.

                                                                      Weighted
                                                           Number      Average
                                                               of     Exercise
                                                           Shares        Price
                                                          -------      -------

Options outstanding and exercisable at 5-31-1999               --           --
                                                          =======      =======
Outstanding at 6-1-1999                                        --           --
Granted 390,000 options 12/11/99, 5 year term,            390,000      $   .25
$0.25 strike price
Granted 110,000 options 5/15/00, 5 year term,             110,000          .25
$0.25 strike price
Exercised,                                                     --           --
Forfeited                                                      --           --
                                                          -------      -------
Outstanding at 5-31-2000                                  500,000      $   .25
                                                          =======      =======

Options exercisable at 5-31-2000                          500,000      $   .25
                                                          =======      =======

Weighted average fair value of options granted during
  the fiscal year ended May 31, 2000                      $  1.71
                                                          =======


NOTE 6 - RELATED PARTIES

The Company occupies office space provided by Paul Hayward, the president of the Company at no charge. The value of this space is not considered materially significant for financial reporting purposes.

In March 2000, the Company adopted a stock option plan for shares exercisable by Ms. Eileen Hayward for a $150,000 note payable. Ms. Hayward is the mother of Paul Hayward, the Company's president. See Note 8.

In February 2000, the Company lent $12,500 to director Kali Palmer. (See Note
7.)


NOTE 7 - NOTES RECEIVABLE

In February 2000, the Company lent $12,500 to Kali Palmer, a director of the Company. This uncollateralized note is due on February 15, 2001 with an annual interest rate of 10%. At May 31, 2000, $362 of interest was accrued to the note receivable. This note was subsequently

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 7 - NOTES RECEIVABLE (CONTINUED)

cancelled by the Company. The balance owed upon cancellation was treated as compensation expense for Kali Palmer's services.


NOTE 8 - NOTES PAYABLE

In February 2000, the Company borrowed $150,000 from Eileen Hayward, a related party. This uncollateralized note is due on February 1, 2001 with an annual interest rate of 10%. At May 31, 2000, $4,959 of interest expense was accrued to the note payable. This note was modified in March 2000, and 110,000 stock options were granted for an extension of this note. (See Note 5.)


NOTE 9 -  YEAR 2000 ISSUES

Like other companies, 5 Starliving Online, Inc. could be adversely affected if the computer systems the Company, its suppliers or customers use do not properly process and calculate date-related information and data from the period surrounding and including January 1, 2000. This is commonly known as the "Year 2000" issue. Additionally, this issue could impact non-computer systems and devices such as production equipment and elevators, etc.


NOTE 10 - CORRECTION OF ERROR

In the review of materials for a filing with the Securities and Exchange Commission, the Company's management discovered errors in the valuation of stock and stock options issued for services. The following transactions were not valued in accordance with accounting principles generally accepted in the United States of America:

Common stock issued for compensation in November 1999 was originally valued as $375. It should have been valued at $712,500 (See Note 3).

Common stock issued for compensation in February 2000 was originally valued as $5 it should have been valued at $178,465 (See Note 3).

Stock options were issued for consulting services in December 1999, originally valued at zero, and should have been valued at $43,792 (See Note 5).

Stock options were issued for financing expenses associated with notes payable in March 2000, originally valued at zero should have been valued at $810,183 (See Note 5).

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                        NOTES TO THE FINANCIAL STATEMENTS
                                  MAY 31, 2000


NOTE 10 - CORRECTION OF ERROR (CONTINUED)

The effects of the above change increase the Company's net loss by $1,744,561 and increases additional paid in capital by $890,586 and stock options by $853,975. These changes did not result in any change to the net assets of the Company. Where applicable the accompanying financial statements have been restated.


NOTE 11 - SUBSEQUENT EVENTS

The Company entered into an agreement with Viral Genetics, Inc. (Viral), a California corporation, concerning an anticipated merger on April 20, 2001. If this merger is approved by shareholders, the Company would issue 18,750,580 shares of common stock to acquire 51% of Viral. The transaction will be considered as a reverse acquisition and reorganization, where Viral, as the operating company, will be considered as the acquiring company. The transaction will be considered as a recapitalization of Viral, and the subsequent accounting information will be that of Viral.

                              VIRAL GENETICS, INC.
                                  BALANCE SHEET
                             AS OF FEBRUARY 28, 2001


                                                 MAR 28, 01
                                                ------------
ASSETS
  CURRENT ASSETS
     CHECKING/SAVINGS
          WELLS FARGO BANK                         (7,667.36)
                                                ------------
     TOTAL CHECKING/SAVINGS                        (7,667.36)
                                                ------------
     OTHER CURRENT ASSETS
         INVENTORY ASSET                          485,010.82
                                                ------------
     TOTAL OTHER CURRENT ASSETS                   485,010.82
                                                ------------
  TOTAL CURRENT ASSETS                            477,343.46
  FIXED ASSETS
      MACHINERY & EQUIPMENT                       188,801.42
                                                ------------
  TOTAL FIXED ASSETS                              188,801.42
                                                ------------
  OTHER ASSETS
     PATENT                                     5,206,051.40
                                                ------------
  TOTAL OTHER ASSETS                            5,206,051.40
                                                ------------
TOTAL ASSETS                                    5,872,196.28
                                                ============
LIABILITIES & EQUITY
  LIABILITIES
     CURRENT LIABILITIES
         ACCOUNTS PAYABLE
            ACCOUNTS PAYABLE                      143,180.21
                                                ------------
         TOTAL ACCOUNTS PAYABLE                   143,180.21
                                                ------------
        OTHER CURRENT LIABILITIES
            PAYROLL LIABILITIES                    10,152.16
                                                ------------
         TOTAL OTHER CURRENT LIABILITIES           10,152.16
                                                ------------
     TOTAL CURRENT LIABILITIES                    153,332.37
                                                ------------
     LONG TERM LIABILITIES
         NOTES PAYABLE                          8,250,108.44
                                                ------------
     TOTAL LONG TERM LIABILITIES                8,250,108.44
                                                ------------
  TOTAL LIABILITIES                             8,403,440.81
                                                ------------
  EQUITY
     CAPITAL STOCK                              4,557,351.00
     RETAINED EARNINGS                         (7,025,744.64)
     NET INCOME                                   (62,850.89)
                                                ------------
  TOTAL EQUITY                                 (2,531,244.53)
                                                ------------
TOTAL LIABILITIES & EQUITY                      5,872,196.28
                                                ============

                              VIRAL GENETICS, INC.
                                  PROFIT & LOSS
                           JANUARY THROUGH MARCH 2001


                                                   JAN - MAR 01
                                                   ------------
   ORDINARY INCOME/EXPENSE
           EXPENSE
             AUTOMOBILE EXPENSES                       2,162.42
             BANK SERVICE CHARGES                      1,070.52
             INSURANCE                                 3,356.00
             PAYROLL EXPENSES                         17,614.67
             POSTAGE AND DELIVERY                         46.42
             PROFESSIONAL DEVELOPMENT                 31,468.00
             RENT                                      1,750.00
             REPAIRS                                      78.00
             TELEPHONE                                 1,071.23
             TRAVEL & ENT                              2,850.00
             UTILITIES                                 1,383.63
                                                   ------------
           TOTAL EXPENSE                              62,850.89
                                                   ------------
   NET ORDINARY INCOME                               -62,850.89
                                                   ------------
NET INCOME                                           -62,850.89
                                                   ============

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                                 BALANCE SHEETS

                                                                        March 31,       March 31,
                                                                          2001            2000
                                                                       (Unaudited)     (Unaudited)
                                                                       -----------     -----------
ASSETS
      CURRENT ASSETS
           Cash                                                        $     6,806     $    96,712
           Related party note receivable                                        --          12,654
                                                                       -----------     -----------
                Total Current Assets                                         6,806         109,366
                                                                       -----------     -----------
      OTHER ASSETS
           Website development                                               7,125              --
           Accumulated amortization                                         (3,470)             --
                                                                       -----------     -----------
                Total Other Assets                                           3,655              --
                                                                       -----------     -----------
           TOTAL ASSETS                                                $    10,461     $   109,366
                                                                       ===========     ===========

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

      CURRENT LIABILITIES
           Accounts payable                                            $     2,156     $     2,767
           Note Payable                                                     10,943              --
           Interest payable                                                     54              --
           Related party note payable                                      229,985         150,000
           Interest payable, related party                                  17,478           2,459
                                                                       -----------     -----------
                Total Current Liabilities                                  260,616         155,226
                                                                       -----------     -----------
      COMMITMENTS AND CONTINGENCIES                                             --              --
                                                                       -----------     -----------
      STOCKHOLDERS' EQUITY (DEFICIT)
           Preferred stock, 20,000,000 shares authorized,
                $0.0001 par value; no shares issued and outstanding             --              --
           Common stock, 80,000,000 shares authorized, $0.0001
                par value; 8,046,805 shares, issued and outstanding            804             804
           Additional paid-in-capital                                      950,161         950,161
           Stock options                                                   853,975         853,975
           Deficit accumulated during development stage                 (2,055,095)     (1,850,800)
                                                                       -----------     -----------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                           (250,155)        (45,860)
                                                                       -----------     -----------
           TOTAL LIABILITIES AND
                STOCKHOLDERS' EQUITY (DEFICIT)                         $    10,461     $   109,366
                                                                       ===========     ===========

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF OPERATIONS

                                                                                                          From
                                                                                                         June 8,
                                                                                                          1998
                                               Four Months Ended              Ten Months Ended         (Inception)
                                           --------------------------    --------------------------        to
                                            March 31,      March 31,      March 31,      March 31,      March 31,
                                              2001           2000           2001           2000           2001
                                           (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)    (Unaudited)
                                           -----------    -----------    -----------    -----------    -----------
REVENUES                                   $        --    $        --    $        --    $        --    $        --
                                           -----------    -----------    -----------    -----------    -----------

EXPENSES
      Salaries                                  10,000          8,000         39,500          8,000         69,729
      Compensation                                  --        178,465             --        890,964        890,964
      Consulting                                20,345         54,248         29,932         66,025        121,976
      Advertising and promotion                  1,460             --          5,787             --          5,787
      Filing fees                                  121          1,025            121          1,789          6,007
      Legal and professional                     6,800         24,631         13,975         39,081         63,667
      Office expense                             2,647          7,317         29,471         11,227         46,364
      Travel                                        --             --          4,721             --          4,721
      Amortization                               2,229             --          3,470             --          3,470
      Transfer agent                               150            162            874          1,503          3,249
                                           -----------    -----------    -----------    -----------    -----------
            TOTAL EXPENSES                      43,752        273,848        127,851      1,018,589      1,215,934
                                           -----------    -----------    -----------    -----------    -----------

LOSS FROM OPERATIONS                           (43,752)      (273,848)      (127,851)    (1,018,589)    (1,215,934)

OTHER INCOME (EXPENSE)
      Interest income                              379            154          1,014            154          1,377
      Interest expense                          (5,019)        (2,459)       (12,520)        (2,459)       (17,479)
      Forgiveness of loan receivable                --             --        (13,875)            --        (13,875)
      Financing expense                             --       (810,183)            --       (810,183)      (810,183)
      Miscellaneous income                          --             99            900             99            999
                                           -----------    -----------    -----------    -----------    -----------
            TOTAL OTHER INCOME (EXPENSE)        (4,640)      (812,389)       (24,481)      (812,389)      (839,161)
                                           -----------    -----------    -----------    -----------    -----------

LOSS BEFORE INCOME TAXES                       (48,392)    (1,086,237)      (152,332)    (1,830,978)    (2,055,095)

INCOME TAXES                                        --             --             --             --             --
                                           -----------    -----------    -----------    -----------    -----------

NET LOSS                                   $   (48,392)   $(1,086,237)   $  (152,332)   $(1,830,978)   $(2,055,095)
                                           ===========    ===========    ===========    ===========    ===========

      NET LOSS PER COMMON SHARE,
            BASIC AND DILUTED              $     (0.01)   $     (0.14)   $     (0.02)   $     (0.33)   $     (0.31)
                                           ===========    ===========    ===========    ===========    ===========

      WEIGHTED AVERAGE NUMBER OF
            COMMON SHARES OUTSTANDING,
            BASIC AND DILUTED                8,035,693      8,000,392      8,035,693      5,500,131      6,629,734
                                           ===========    ===========    ===========    ===========    ===========

                            5 STARLIVING ONLINE, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)
                            STATEMENTS OF CASH FLOWS

                                                                                         From
                                                                                        June 8,
                                                                                         1998
                                                           Ten Months Ended           (Inception)
                                                      ---------------------------         to
                                                       March 31,       March 31,       March 31,
                                                         2001            2000            2001
                                                      (Unaudited)     (Unaudited)     (Unaudited)
                                                      -----------     -----------     -----------
CASH FLOWS FROM OPERATING ACTIVITIES
       Net loss                                       $  (152,332)    $(1,830,978)    $(2,055,095)
       Amortization expense                                 3,470              --           3,470
       Forgiveness of debt                                 13,875              --          13,875
       Increase in accounts payable                         2,156           2,767           2,156
       Increase in interest payable, notes payable         11,560           2,459          11,560
       Payment of expenses from stock options                  --         853,975         853,975
       Payment of expenses from issuance of stock              --         890,965         890,965
                                                      -----------     -----------     -----------
Net cash used in operating activities                    (121,271)        (80,812)       (279,094)
                                                      -----------     -----------     -----------

CASH FLOWS FROM INVESTING ACTIVITIES
       Increase in notes receivable                            --         (12,500)        (12,500)
       Increase in interest receivable                         --            (154)           (362)
       Payment for website development                     (7,125)             --          (7,125)
                                                                                      -----------
                                                      -----------     -----------     -----------
Net cash used in investing activities                      (7,125)        (12,654)        (19,987)
                                                      -----------     -----------     -----------

CASH FLOWS FROM FINANCING ACTIVITIES
       Proceeds from note payable                          90,928         150,000         245,887
       Proceeds from sale of common stock                      --              --          60,000
                                                      -----------     -----------     -----------
Net cash provided by financing activities                  90,928         150,000         305,887
                                                      -----------     -----------     -----------

Change in cash                                            (37,468)         56,534           6,806

Cash, beginning of period                                  44,274          40,178              --
                                                      -----------     -----------     -----------

Cash, end of period                                   $     6,806     $    96,712     $     6,806
                                                      ===========     ===========     ===========
Supplemental cash flow disclosures:

       Interest expense paid                          $        --     $        --     $        --
                                                      ===========     ===========     ===========
       Income taxes paid                              $        --     $        --     $        --
                                                      ===========     ===========     ===========
Non-cash transactions:

       Issuance of stock options for expenses         $        --     $    43,792     $   853,975
       Issuance of common stock for compensation      $        --     $   890,964     $   890,964